	PR Contact	IR Contact
	Jules Abraham	Jody Burfening
	Lippert/Heilshorn & Associates	Lippert/Heilshorn & Associates
	jabraham@lhai.com	jburfening@lhai.com
	(212) 838-3777	(212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces First Quarter Results

NEW YORK, May 11, 2009 – GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, today announced results for the first quarter ended March 31, 2009.

Revenue for the first quarter was $25.5 million compared to $21.5 million for the same period in 2008. EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter of 2009 was $(0.5) million compared to $(3.4) million last year, and EBITDAS (EBITDA before stock based compensation) for the first quarter of 2009 was $0.1 million compared to $(2.3) million last year.  Operating income for the quarter was $(1.4) million compared to $(4.4) million for the first quarter of last year.    Net loss for the first quarter of 2009 was $1.6 million, or $0.15 per share compared to $4.4 million, or $0.45 per share, for the first quarter of 2008.

GlobalOptions’ posted revenue for the first quarter of 2009 grew 19% versus the first quarter of 2008. “Even within this recessionary economy, demand for our suite of risk mitigation services has remained fairly strong.  Insurance companies and third party administrators, under pressure to reduce costs and improve productivity, are continuing to find value in our outsourced solutions.  The need to plan for and respond to disasters, whether man-made or natural, is no less urgent today, as we continue to see fairly strong demand for our disaster planning and response work,” said Dr. Harvey W. Schiller, Chairman and CEO of GlobalOptions Group.

“As planned, we launched a number of sales and marketing initiatives in the first quarter in our drive toward achieving full year 2009 revenue growth of between 10% and 15%.  Chief among these initiatives was our Third Annual Executive Forum, held last February, which drew together over 200 clients and prospects from each of our business units and created opportunities for us to expand existing client relationships and add new clients,” added Schiller.  “Seeing the forum as the perfect platform for solidifying GlobalOptions’ leadership position in the market for risk mitigation services, we increased our investment during the first quarter to approximately $0.5 million for this three-day event.   Our investment in the forum has generated qualified leads  from both existing and new clients that we believe will result in incremental revenue. “

Furthermore, Dr. Schiller adds, “We are committed to continuing new product development to help us  more fully meet industry needs. In the spirit of this continuing innovation, we are about to launch exciting investigation related product extensions and additional features for GlobalTrak 2.0™, our proprietary risk management platform, both of which will help us to more fully meet the needs of our fraud and special investigation unit clients.”

Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA and EBITDAS which are non-GAAP measures.  EBITDA is determined by taking the net loss and adding back amortization of intangible assets, depreciation and amortization of property and equipment and interest expense (income), net.  EBITDAS is determined by taking EBITDA and then adding back stock based compensation expense.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors because these metrics provide a more focused measure of operating results.  These metrics are an integral part of the Company’s internal reporting to measure operations of the Company and the performance of senior management.  A reconciliation to comparable GAAP measures is available in the accompanying schedule.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call
GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on May 11, 2009 for the first quarter ended March 31, 2009.  During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the Company’s quarterly performance and financial results.  The telephone number for the conference call is 888-634-9408.  A live webcast of the call will also be available on the Company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID# 95763366.  The encore recording will be available two hours after the conference call has concluded.

GlobalOptions Group

GlobalOptions, with headquarters in New York City and offices in 16 cities, is an integrated provider of risk mitigation and management services to government entities, FORTUNE 1000 corporations and high net-worth and high-profile individuals throughout the world.  We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations.  In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks. We deliver risk mitigation and management services through four business units: Preparedness Services; Fraud and Special Investigations Unit Services; Security Consulting and Investigations; and International Strategies.  Additional information can be found at www.globaloptions.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s' filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

# # #

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amount)

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,418	$5,276
Accounts receivable, net	31,762	27,485
Inventories, net	3,052	2,522
Prepaid expenses and other current assets	692	862

Total current assets	37,924	36,145

Property and equipment, net	5,877	5,834
Intangible assets, net	5,370	5,981
Goodwill	19,968	19,968
Security deposits and other assets	548	553

Total assets	$69,687	$68,481

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit	$7,521	$7,093
Notes payable	250	400
Accounts payable	6,776	6,199
Deferred revenues	519	585
Accrued compensation and related benefits	4,431	3,155
Other current liabilities	2,145	1,966

Total current liabilities	21,642	19,398

Other long-term obligations	829	838

Total liabilities	22,471	20,236

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,900,000 shares authorized, no shares issued or outstanding
Series D convertible preferred stock, non-voting, $0.001 par value, 100,000 shares authorized, dividends do not accrue, no anti-dilution protection, 13,129.84 and 55,388.37 shares issued and outstanding, convertible into 875,317 and 3,692,743 shares of common stock, liquidation preference of $0.001 per share or $0.	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 13,320,431 shares issued and 13,213,364 shares outstanding at March 31, 2009, and 10,486,935 shares issued and 10,379,868 shares outstanding at December 31, 2008	13	10
Additional paid-in capital	109,592	108,989
Accumulated deficit	(62,181)	(60,546)
Treasury stock; at cost, 107,067 shares	(208)	(208)
Total stockholders' equity	47,216	48,245
Total liabilities and stockholders' equity	$69,687	$68,481

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended March 31,
	2009	2008

Revenues	$25,514	$21,499

Cost of revenues	14,755	12,366
Gross profit	10,759	9,133

Operating expenses:

Selling and marketing	3,056	2,502

General and administrative	9,148	10,996

Total operating expenses	12,204	13,498

Loss from operations	(1,445)	(4,365)

Other income (expense):

Interest income	1	16

Interest (expense)	(191)	(24)

Other (expense), net	(190)	(8)

Net loss	$(1,635)	$(4,373)

Basic and diluted net loss per share	$(0.15)	$(0.45)

Weighted average number of common shares outstanding - basic and diluted	11,110,969	9,641,684

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(dollars in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2009	2008

EBITDA, EBITDAS

Net Loss (GAAP)	$(1,635)	$(4,373)
Add back the items:
Depreciation and amortization of property and equipment	370	333
Amortization of intangible assets	617	681
Interest (income) expense, net	190	8
EBITDA	$(458)	$(3,351)
Add back:
Stock-based compensation expense	586	1,092
EBITDAS	$128	$(2,259)